UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2015

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2015, Lynn M. Utter, President and Chief Operating Officer, Knoll Office, resigned from her position at Knoll, Inc. (the "Company"), effective April 10, 2015. Effective immediately, Andrew Cogan, CEO, will take over the day-to-day operations of Knoll Office, and serve as acting President during the transition. The Company has engaged a search firm to assist with finding a new President of Knoll Office.

As part of the transition, Ms. Utter executed a separation agreement pursuant to which she will receive separation payments following the effective date of her resignation in the aggregate amount of $425,000 upon her delivery of a general release in favor of the Company. Ms. Utter also will receive a payment of $400,000 under the 2014 annual non-equity incentive compensation program if she remains employed on the date such bonuses are paid by the Company to all other employees (expected to occur in February 2015). The separation agreement also includes customary confidentiality, non-disparagement and non-competition provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: January 14, 2015	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary